Exhibit 4.02

THIS SUBSCRIPTION AGREEMENT IS EXECUTED IN RELIANCE UPON (1) THE EXEMPTION PROVIDED BY SECTION 4(2) AND REGULATION D, RULE 506 FOR TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR (2) THE EXEMPTION TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO RULE 903 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT.  THIS OFFERING IS BEING MADE ONLY TO ACCREDITED INVESTORS OR TO NON-U.S. PERSONS PURSUANT TO RULE 903 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT.  NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION  D OR REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.
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SUBSCRIPTION AGREEMENT
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THIS SUBSCRIPTION AGREEMENT (this “Subscription”) has been executed by Tamandare Explorations Inc., a corporation organized under the laws of the State of Nevada (the “Company”) and the purchaser set forth in the Signature Page (the “Signature Page”) attached hereto (the “Purchaser”).

WHEREAS, immediately prior to and in conjunction with the closing of this Subscription, the Company will acquire all of the issued and outstanding shares of Tonix Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (“Tonix”), which will become a wholly-owned subsidiary of the Company (the “Reverse Merger”);

WHEREAS, the purchasers (“Purchasers”) will be purchasing from the Company (the “Offering”), severally and not jointly with the other Purchasers, debentures (the “Debentures” or “Securities”), in the form attached hereto as Exhibit E, a minimum of $1,500,000 secured convertible Debentures (“Minimum Offering”) and up to a maximum of $3,000,000 Debentures (“Maximum Offering”), to be issued by the Company, in one or more Closings, on each Closing Date as set forth herein;

WHEREAS, the Debentures will be secured by a first priority lien on the assets of the Company pursuant to a pledge and security agreement (the “Security Agreement”), in the form attached hereto as Exhibit F;

WHEREAS, Tonix and WFG Investments, Inc. (the “Placement Agent”) have entered into an escrow deposit agreement (the “Escrow Agreement”), in the form attached hereto as Exhibit G, with Signature Bank, the escrow agent for this Offering (“Escrow Agent”);

WHEREAS, in connection with the Reverse Merger, Tonix will cause the Company to assume its obligations under this Subscription and the Company shall issue the Debentures;

WHEREAS, the offer of the Debentures and, if this Subscription is accepted by the Company, the sale of Debentures, is being made in reliance upon Section 4(2) and/or Rule 506 of Regulation D of the Securities Act or Rule 903 of Regulation S promulgated under the Securities Act; and

WHEREAS, the holders of the Old Notes (as hereinafter defined) shall exchange their Old Notes for Debentures in this Offering (the “Exchanged Debentures”).  The Exchanged Debentures will count towards the Minimum and Maximum Offering.  In August and September 2011, Tonix sold promissory notes (the “Old Notes”) in the face amount of $500,000 to accredited investors in private placement transactions pursuant to Rule 506 of Regulation D.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE 1
SUBSCRIPTION

Subscription

1.1           The undersigned Purchaser, as principal, hereby subscribes to purchase the amount of Debentures set forth on the Signature Page attached hereto, at an aggregate purchase price as set forth on the Signature Page (the “Subscription Funds”).

Minimum Subscription

1.2           A minimum of $50,000 of Debentures must be purchased by the Purchaser, unless a lower amount is agreed to by the Company and the Placement Agent, in their sole discretion.

Method of Payment

1.3           The Purchaser shall pay the Subscription Funds by delivering good funds in United States Dollars by way of wire transfer of funds to the Escrow Agent for this Offering (or for holders of the Old Notes, by delivering the original Old Note to counsel to the Company).  The wire transfer and overnight delivery instructions for the Old Notes are as set forth in Exhibits B and C, respectively, attached hereto and made a part hereof.

           Upon receipt of the Subscription Funds and acceptance of this Subscription by the Company, the Company shall take up the Subscription Funds (the “Closing Date”) and issue to the Purchaser a Debenture equal in principal amount to the amount of the accepted Subscription Funds.  The Purchaser and the Company acknowledge and agree that the initial closing of the Offering shall be subject to the Minimum Offering having been subscribed for.

           The Purchaser acknowledges that the subscription for Debentures hereunder may be rejected in whole or in part by the Company in its sole discretion and for any reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of such subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription.  If this Subscription is rejected in whole, or the offering of Debentures is terminated, all funds (or Old Notes) received from the Purchaser will be returned without interest or offset, and this Subscription shall thereafter be of no further force or effect.  If this Subscription is rejected in part, the funds (or Old Notes) for the rejected portion of this subscription will be returned without interest or offset, and this Subscription will continue in full force and effect to the extent this Subscription was accepted.

Term; Termination

1.4           If the Minimum Offering is not subscribed for on or prior to October 31, 2011, all funds (and Old Notes) received from the Purchaser will be returned without interest or offset, and this Subscription shall thereafter be of no further force or effect, which may be extended to November 30, 2011 upon the mutual agreement of the Company and the Placement Agent (the “Offering Period”).

1.5           All funds received from the Purchaser will held in a non-interest-bearing escrow account by the Escrow Agent, pending the earlier of (a) one or more closings after reaching the Minimum Offering, (b) completion of the Maximum Offering or (c) the end of the Offering Period.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties

2.1           The Purchaser represents and warrants to the Company, with the intent that the Company will rely thereon in accepting this Subscription, that:

(a)
Accredited or Non-U.S. Purchaser.  The Purchaser is either (i) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and as set forth in Exhibit A attached hereto and made a part hereof, or (ii) not a U.S. Person as defined in Rule 902 of Regulation S promulgated under the Securities Act and as set forth in Exhibit A attached hereto and made a part hereof;

(b)
Experience.  The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Securities;

(c)
Own Account.  The Purchaser is purchasing the Securities as principal for its own account.  The Purchaser is purchasing the Securities for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser and has no plans to enter into any such agreement or arrangement;

(d)
Exemption.  The Purchaser understands that the offer and sale of the Securities is not being registered under the Securities Act or any state securities laws and is intended to be exempt from registration provided by either (i) in the case of U.S. person, Rule 506 promulgated under Regulation D and/or Section 4(2) of the Securities Act or (ii) in the case of a Non-U.S. Person, Rule 903 of Regulation S promulgated under Regulation S of the Securities Act;

(e)
Importance of Representations.  The Purchaser understands that the Debentures are being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such safe harbor and the suitability of the Purchaser to acquire the Debentures;

(f)
No Registration.  The Debentures have not been registered under the Securities Act or any state securities laws and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available (including, without limitation, under Rule 144 of the Securities Act, as such rule may be amended, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect (“Rule 144”)).  The Purchaser represents and warrants and hereby agrees that all offers and sales of the Debentures and the Securities shall be made only pursuant to such registration or to such exemption from registration;

(g)
Risk.  The Purchaser acknowledges that the purchase of the Debentures involves a high degree of risk, including, but not limited to the risks set forth on Exhibit D hereto, is aware of the risks and further acknowledges that it can bear the economic risk of the Debentures, including the total loss of its investment.  The Purchaser has adequate means of providing for its financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Debentures for an indefinite period of time;

(h)	Information. The Purchaser and its purchaser representatives, if any, have received documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(i)
Independent Investigation.  The Purchaser, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Purchaser and such representatives, if any, have prior to any sale to it been given access and the opportunity to examine all material contracts and documents relating to this Offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this Offering.  The Purchaser and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Debentures that have been requested.  The Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries;

(j)
No Recommendation or Endorsement.  The Purchaser understands that no federal, state or other regulatory authority has passed on or made any recommendation or endorsement of the Debentures.  Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription.  Any representation to the contrary is a criminal offense;

(k)
No Representation. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in this Subscription;

(l)
No Tax, Legal, Etc. Advice. The Purchaser is not relying on the Company, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Debentures, and the Purchaser has relied on the advice of, or has consulted with, only its own advisers;

(m)
The Purchaser.  The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Debentures, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Debentures, the execution and delivery of this Subscription has been duly authorized by all necessary action, this Subscription has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription and make an investment in the Company, and represents that this Subscription constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(n)
No Advertisement or General Solicitation.  If the Purchaser is a U.S. Person, such Purchaser acknowledges that it is not aware of, is in no way relying on, and did not become aware of the offering of the Debentures through or as a result of any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and

(o)
Foreign Purchaser.  If the Purchaser is not a United States person, such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Debentures or any use of this Subscription, including: (a) the legal requirements within its jurisdiction for the purchase of the Debentures; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Debentures.  Such Purchaser’s subscription and payment for, and its continued beneficial ownership of the Debentures, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(p)
Short Sales and Confidentiality after the Date Hereof. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (“Short Sales”, which shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) during the period commencing at the time it first became aware of this Offering and ending at the time that the transactions contemplated by this Subscription are first publicly announced.  The Purchaser covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company such Purchaser will maintain the confidentiality of the existence and terms of this Offering and the information included in this Subscription.  The Purchaser acknowledges the positions of the Securities and Exchange Commission (“Commission”) set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.  Notwithstanding the foregoing, Purchaser makes no representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the Offering is publicly announced.  Notwithstanding the foregoing, if Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription.

2.2           Each Purchaser who is exchanging Old Notes in this Offering represents and warrants to the Company, with the intent that the Company will rely thereon in accepting this Subscription, that Purchaser owns and holds, beneficially and of record, the entire right, title, and interest in and to the Old Note (including, without limitation, accrued and unpaid interest thereon) set forth on the Signature Page attached hereto, free and clear of all rights and Encumbrances (as defined below).  Holder has full power and authority to transfer and dispose of the Old Note (including, without limitation, accrued and unpaid interest thereon) set forth on the Signature Page attached hereto, free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws.  Other than the transactions contemplated by this Subscription, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Old Note set forth on the Signature Page attached hereto. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Subscription) to grant or submit to any of the foregoing in the future.

Survival

2.3           The representations and warranties of the Purchaser contained herein will be true at the date of execution of this Subscription by the Purchaser and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the  Debentures.  The Purchaser agrees that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Debentures.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1           The Company, upon taking up and accepting this Subscription,  represents and warrants in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in making this Subscription, that:

(a)
Legality.  The Company has the requisite corporate power and authority to take up and accept this Subscription and to issue, sell and deliver the Debentures; this Subscription and the issuance, sale and delivery of the Debentures hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company; this Subscription and the Debentures have been duly and validly executed and delivered by and on behalf of the Company, and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors’ rights generally;

(b)
Proper Organization.  The Company and its subsidiaries (“Subsidiaries”) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation and are duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on their business, taken as whole;

(c)
No Legal Proceedings.  There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiaries, or any of their properties or assets, which might result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription, the Debentures, the Security Agreement and the Escrow Agreement (collectively, the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”);

(d)
Non-Default.  Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound;

(e)
Non-Contravention.  The acceptance of this Subscription and the consummation of the issuance of the Debentures and the transactions contemplated by this Subscription do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound, or any existing applicable decrees, judgment or order of any court, federal, state or provincial regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Company or any of its properties or assets;

(f)
Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws;

(g)
Issuance of the Debentures.  The Debentures are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, security interests, encumbrances, preemptive rights or other restrictions (collectively, “Liens”) imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Securities, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Debentures;

(h)
Title to Assets.  The Company and its Subsidiaries have good and marketable title to the leasehold interest owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and the Subsidiaries in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance;

(i)
No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act and non- “U.S. person” within the meaning of Rule 902 of Regulation S promulgated under the Securities Act;

(j)
Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended;

(k)
Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(k), which includes the number of shares of common stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  Except as contemplated by the Transaction Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of common stock.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Debentures.  There are no stockholders agreements, voting agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders;

(l)
Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary; and

(m)
Bankruptcy.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof. Schedule 3.1(m) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Subscription, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with generally accepted accounting principles. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

Survival

3.2           The representations and warranties of the Company will be true and correct as of the Closing Date in all material respects and shall survive the Closing Date and the delivery of the Securities.

ARTICLE 4
COVENANTS OF THE COMPANY

Covenants of the Company

4.1           The Company covenants and agrees with the Purchaser that:

(a)
Filings.  The Company shall make all necessary filings in connection with the sale of the Securities as required by the laws and regulations of all appropriate jurisdictions and securities exchanges, including but not limited to “Form D”;

(b)
Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers; and

(c)
Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Survival

4.2           The covenants set forth in this Article shall survive the Closing Date for the benefit of the Purchaser.

ARTICLE 5
ISSUANCE OF SECURITIES

5.1           As soon as practicable after the Closing Date, the Company shall issue and deliver, or shall cause the issuance and delivery of, the Debentures in the name or names specified by the Purchaser purchased in the Offering.  Such Debentures shall bear a legend in substantially one of the following forms:

For U.S. Persons:

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO THE EXEMPTION FROM THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED PROVIDED BY RULE 506 OF REGULATION D UNDER SUCH ACT AND/OR SECTION 4(2) OF SUCH ACT.  THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

For Non-U.S. Persons:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

5.2           The Purchaser agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Article 5 is predicated upon the Company’s reliance upon this understanding.

ARTICLE 6
CLOSING

Closing Deliverables

6.1           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(a)	this Subscription, duly executed by the Company;

(b)	the Debenture, duly executed by the Company, in the Principal Amount;

(c)	the Escrow Agreement, duly executed by the Company, the Placement Agent and the Escrow Agent;

(d)	the Security Agreement, duly executed by the Company;

(e)	the original stock certificates representing all securities of the Subsidiaries;

(f)	evidence of filing of the UCC Financing Statements in a form reasonably satisfactory to Placement Agent’s counsel;

(g)	evidence of payment by the Company of up to $5,000 for legal counsel for the Placement Agent and/or one or more Purchasers; and

(h)
a certificate of the Company’s Secretary, dated the Closing Date and in a form reasonably satisfactory to Placement Agent’s counsel, certifying the truth and correctness of each of the following documents, copies of which shall be attached to such certificate:  (i) the certificate of incorporation and bylaws of the Company, each as in effect on the Closing Date; and (ii) resolutions of the Company’s board of directors authorizing, among other things, the Company’s entry into the Transaction Documents, the delivery of the Debentures and the granting of the security interest in favor of the Purchaser.

6.2           On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(a)	this Subscription, duly executed by Purchaser;

(b)	the purchase price by wire transfer to the Escrow Account (or delivery of the Old Note to counsel to Tonix);

(c)	the Security Agreement, duly executed by the Purchaser; and

(d)	the Confidential Investor Questionnaire, in the form attached hereto as Exhibit A, duly executed by the Purchaser.

6.3           The obligations of the Company and Purchaser hereunder in connection with the Closing are subject to the waiver or satisfaction of the deliverables to each party by the other of the items specified in Sections 7.1 and 7.2.

ARTICLE 7
INDEMNIFICATION

Indemnification of the Company

7.1           The Purchaser agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by the Purchaser to comply with any covenant, representation or other provision made by it herein or in any other document furnished by it in connection with this Subscription, provided, however, that such indemnity, shall in no event exceed the net proceeds received by the Company from the Purchaser as a result of the sale of Securities to the Purchaser.

Indemnification of the Purchaser

7.2           The Company agrees to indemnify and hold harmless the Purchaser against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant, representation or other provision made by it herein or in any other document furnished by it in connection with this Subscription, , provided, however, that such indemnity, shall in no event exceed the net proceeds received by the Company from the Purchaser as a result of the sale of Securities to the Purchaser.

ARTICLE 8
PIGGY-BACK REGISTRATION RIGHTS

(a)           For a period of twenty-four (24) months following the Closing Date, the Company shall notify the Purchaser in writing at least twenty (20) days prior the filing of any registration statement under Securities Act, in connection with a public offering of shares of the Company’s common stock (including, but not limited to, registration statements relating to secondary offerings of securities of the Company but excluding any registration statements (i) on Form S-4 or S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the Securities Act, or (iii) on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Shares and the Warrant Shares) and will afford the Purchaser an opportunity to include in such registration statement all or part of the Incentive Shares, Warrant Shares and Default Shares held by or issuable to the Purchaser. In the event the Purchaser desires to include in any such registration statement all or any part of the Incentive Shares, Warrant Shares or Default Shares, the Purchaser shall within ten (10) days after the above-described notice from the Company, so notify the Company in writing, including the number of such Incentive Shares, Warrant Shares and Default Shares that the Purchaser wishes to include in such registration statement. If the Purchaser decides not to include all of its Incentive Shares, Warrant Shares and Default Shares in any registration statement thereafter filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Incentive Shares, Warrant Shares and Default Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to the offering of the securities, all upon the terms and conditions set forth herein.

(b)           Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advise the Company that the total amount or kind of securities that the Purchaser, the Company and any other persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the various parties wishing to have shares of the Company’s common stock registered shall be included in the following order:

(i)           if the Company proposes to register treasury shares or authorized but unissued shares of its common stock (collectively, “Primary Securities”):

(A)           first, the Primary Securities;

(B)           second, the Incentive Shares, Warrant Shares and Default Shares requested to be included in such registration statement, together with shares of its common stock that do not constitute Incentive Shares, Warrant Shares, Default Shares or Primary Securities (“Other Securities”) held by parties exercising similar piggy-back registration rights (or if necessary, such Incentive Shares, Warrant Shares, Default Shares and Other Securities pro rata among the holders thereof based upon the number of such Incentive Shares, Warrant Shares, Default Shares and Other Securities requested to be registered by each such holder).

(ii)           if the Company proposes to register Other Securities:

(A)           first, the Other Securities requested to be included in such registration by holders exercising demand registration rights;

(B)           second, the Incentive Shares, Warrant Shares and Default Shares requested to be included in such registration, together with Other Securities held by parties exercising similar piggy-back registration rights (or if necessary, such Incentive Shares, Warrant Shares, Default Shares and Other Securities pro rata among the holders thereof based upon the number of such Incentive Shares, Warrant Shares, Default Shares and Other Securities requested to be registered by each such holder).

Anything to the contrary in this Subscription notwithstanding, the Company may withdraw or postpone a registration statement referred to herein (a “Registration Statement”) at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Purchaser.

(c)           In connection with its obligation under this Article 8, the Company will (i) furnish to the Purchaser without charge, at least one copy of any effective registration statement and any post-effective amendments thereto, including financial statements and schedules, and, if the Purchaser so requests in writing, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) in the form filed with the SEC; and (ii) deliver to the Purchaser and the underwriters, if any, without charge, as many copies of the then effective prospectus included in the registration statement, as the same may be amended or supplemented (including such prospectus subject to completion) (the “Prospectus”), and any amendments or supplements thereto as such persons may reasonably request.

(d)           As a condition to the inclusion of its Incentive Shares, Warrant Shares and Default Shares, the Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Subscription.

(e)           The Purchaser agrees by acquisition of the Incentive Shares, Warrant Shares and Default Shares that, upon receipt of any notice from the Company of the happening of any event that, in the good faith judgment of the Company’s Board of Directors, requires the suspension of the Purchaser’s rights under this Article 8, the Purchaser will forthwith discontinue disposition of the Incentive Shares, Warrant Shares and Default Shares pursuant to the then current Prospectus until the Purchaser is advised in writing by the Company that the use of the Prospectus may be resumed. If so directed by the Company, on the happening of such event, the Purchaser will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Purchaser’s possession, of the Prospectus covering the Incentive Shares, Warrant Shares and Default Shares at the time of receipt of such notice.

(f)           While any Registration Statement is effective, the Purchaser hereby covenants with the Company (i) not to make any sale of Incentive Shares, Warrant Shares and Default Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Incentive Shares, Warrant Shares and Default Shares are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least 5 business days prior to the date on which the Purchaser first offers to sell any such Incentive Shares, Warrant Shares and Default Shares.

(g)           The Purchaser acknowledges and agrees that the Incentive Shares, Warrant Shares and Default Shares sold pursuant to a registration statement described in this Article 8 are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Incentive Shares, Warrant Shares and Default Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (x) the Incentive Shares, Warrant Shares and Default Shares have been sold in accordance with such registration statement and (y) the requirement of delivering a current Prospectus has been satisfied.

(h)           The Purchaser shall not take any action with respect to any distribution deemed to be made pursuant to such registration statement that would constitute a violation of Regulation M under the Exchange Act, or any other applicable rule, regulation or law.

(i)           Upon the expiration of the effectiveness of any registration statement described in this Article 8, the Purchaser shall discontinue sales of the Incentive Shares, Warrant Shares and Default Shares pursuant to such registration statement upon receipt of notice from the Company of the Company’s intention to remove from registration the Incentive Shares, Warrant Shares and Default Shares covered by such registration statement that remain unsold, and the Purchaser shall notify the Company of the number of registered Incentive Shares, Warrant Shares and Default Shares that remain unsold immediately upon receipt of such notice from the Company.

(j)           In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, the Purchaser agrees not to effect any public sale or distribution of securities of the Company, except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by the managing underwriter or underwriters).

(k)           Anything to the contrary contained in this Subscription notwithstanding, when, in the opinion of counsel for the Company, registration of the Incentive Shares, Warrant Shares and Default Shares is not required by the Securities Act, in connection with a proposed sale of such Incentive Shares, Warrant Shares and Default Shares, the Purchaser shall have no rights pursuant to this Article 8. In furtherance and not in limitation of the foregoing, the Purchaser shall have no rights pursuant to this Article 8 at such time as all of the Purchaser’s Incentive Shares, Warrant Shares and Default Shares may be sold without limitation pursuant to Rule 144.

ARTICLE 9
GENERAL PROVISIONS

Governing Law

9.1           This Subscription shall be governed by and construed under the law of the State of New York without regard to its choice of law provision.  Any disputes arising out of, in connection with, or with respect to this Subscription, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in New York, New York and nowhere else.  The parties hereby consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested. The address for service of process shall be (a) to the Company, at 509 Madison Avenue, Suite 306, Attn: Seth Lederman, and (b) to the Purchaser, at the address set forth on the Signature Page hereto, or, in each case, to such other address as each party shall subsequently furnish in writing to the other.  In any action, suit or proceeding brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waive forever trial by jury.

Successors and Assigns

9.2           This Subscription shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

Execution by Counterparts and Facsimile

9.3           This Subscription may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Subscription.

Independent Legal Advice

9.4           The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this Subscription and the transactions contemplated herein or have knowingly and willingly elected not to do so.

Severability

9.5           If any term, provision, covenant or restriction of this Subscription is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.
**********

TAMANDARE EXPLORATIONS INC.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total amount of $_____________ in Subscription Funds, which amount shall be the principal amount of the Debenture issued to Purchaser hereunder.

AND/OR

Purchaser hereby elects to subscribe under the Subscription Agreement by the exchange of Old Notes on a dollar-for-dollar basis of, in the principal face amount of Old Notes of $_____________, evidenced by Note Number ______, which amount shall be the principal amount of the Debenture issued to Purchaser hereunder.

Date: ______, 2011.

If the purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Purchaser Name	Print Co-Purchaser Name (if applicable)

Signature of Purchaser	Signature of Co-Purchaser (if applicable)

Address

If the purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

	Name of Partnership,		Country of Organization
Corporation, Limited
Liability Company or Trust

By:		By:
	Name:		Name:
	Title:		Title:

Address

TAMANDARE EXPLORATIONS INC.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

ACCEPTED AND AGREED TO
this ___ day of ___________, 2011.

TAMANDARE EXPLORATIONS INC.

By:
Name
Title